EXHIBIT 8.1

List of Subsidiaries of Embraer S.A.*

Name	Jurisdiction of Incorporation
Embraer Aircraft Holding, Inc.	Delaware, U.S.A.
Embraer Aircraft Maintenance Services, LLC	Delaware, U.S.A.
Embraer Executive Jet Services, LLC	Delaware, U.S.A.
Embraer Executive Aircraft, Inc.	Delaware, U.S.A.
Embraer CAE Training Services, LLC	Delaware, U.S.A.
Embraer Engineering & Technology Center USA, Inc.	Delaware, U.S.A.
Embraer Defense and Security, Inc.	Delaware, U.S.A.
Embraer Business Innovation Center, Inc.	Delaware, U.S.A.
Embraer Aircraft Customer Services, LLC.	Florida, U.S.A.
EVE Holding, Inc	Delaware, U.S.A.
EVE UAM, LLC	Delaware, U.S.A.
ELEB Equipamentos Ltda.	Brazil
Embraer GPX Ltda.	Brazil
Embraer Defesa e Segurança Participações S.A.	Brazil
Atech—Negócios em Tecnologias S.A.	Brazil
Visiona Tecnologia Espacial S.A.	Brazil
Yaborã Indústria Aeronáutica S.A.	Brazil
Fundo de Investimento em Participações Embraer Ventures	Brazil
Tempest Serviços de Informática S.A.	Brazil
EZS Informática S.A.	Brazil
Eve Soluções de Mobilidade Aérea Urbana Ltda.	Brazil
Embraer Aviation International – EAI	France
Embraer (China) Aircraft Technical Services Co., Ltd.	China
Embraer Spain Holding Co., SL	Spain
ECC Investment Switzerland AG	Switzerland
Embraer Finance Ltd.	Cayman Islands, BWI
Embraer Overseas Ltd.	Cayman Islands, BWI
Embraer Portugal, S.A.	Portugal
Airholding S.A.	Portugal
OGMA – Indústria Aeronáutica de Portugal S.A.	Portugal
Embraer Asia Pacific PTE. Ltd.	Singapore
Tempest Security Intelligence Ltd	UK
Embraer CAE Training Services (U.K.) Limited	UK
Visiona International B.V.	Netherlands
Embraer Netherlands Finance B.V.	Netherlands
Embraer Netherlands B.V.	Netherlands
Embraer CAE Training Services (NL) B.V.	Netherlands
EZ Air Interior Limited	Ireland

*

This list reflects out list of subsidiaries as of December 31, 2023. Except for the entity Embraer Executive Aircraft, Inc. none of the subsidiaries listed is a significant subsidiary for purposes of Regulation S-X under the Securities Exchange Act of 1934, as amended. The list does not include (i) entities not consolidated in our financial statements and (ii) certain non-material special purpose vehicles. See note 2.3.1 to our 2023 audited consolidated financial statements included elsewhere in this annual report.